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                                                                    EXHIBIT 23.4

                       CONSENT OF EVEREN SECURITIES, INC.

   We consent to the reference to our firm under the caption "Experts" and to the description and use of our opinion dated December 21, 1998 to the Board of Directors of Transcend Therapeutics, Inc. in the Proxy Statement of Transcend Therapeutics, Inc. that is made a part of the Registration Statement on Form S-4 and related Prospectus of KeraVision, Inc.

                                          /s/ EVEREN SECURITIES, INC.

Chicago, Illinois
April 30, 1999